Exhibit 99.1

Waitr Holdings Reports Fiscal 2019 Second Quarter Results

Revenue Increased 218% and Active Diners Increased 248% during the Quarter

LAKE CHARLES, LA, August 8, 2019 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” and “Company”), a leader in on-demand food ordering and delivery, today reported financial results for its fiscal 2019 second quarter ended June 30, 2019.

“Our second quarter showed strong growth in our core markets, despite being a seasonally slower quarter for our business. Our revenue grew 218% year over year and active diners grew 248%,” said Adam Price, incoming Chief Executive Officer of Waitr. “We remain focused on growing in our new and existing markets and successfully integrating Waitr and Bite Squad. We are committed to continue strengthening our team and processes as we deploy market strategies to win profitable business and maximize shareholder value.”

Second Quarter 2019 Financial Highlights

•

Revenue for the second quarter of 2019 increased 218% to $51.3 million compared to $16.2 million in the second quarter of 2018. Revenue related to the Bite Squad Merger totaled $26.1 million for the second quarter of 2019.

•

Net loss for the second quarter of 2019 was $24.9 million, or $0.32 per diluted share, compared to a loss of $7.4 million, or $0.74 per diluted share, in the second quarter of 2018. Net loss for the second quarter of 2019 included $2.5 million of non-cash stock compensation expenses.

•	Adjusted EBITDA[1] for the second quarter of 2019 was a loss of $14.9 million compared to a loss of $2.2 million in the second quarter of 2018.

Second Quarter 2019 Key Business Metrics and Updates

•	Gross Food Sales[2] for the second quarter of 2019 increased 179% to $183.0 million compared to $65.7 million in the second quarter of 2018.

•	Active Diners for the second quarter of 2019 increased 248% to 2.4 million compared to 679 thousand for the second quarter of 2018.

•	On May 21, 2019, Waitr completed an underwritten follow-on public offering of 6,757,000 shares of its common stock at a price of $7.40 per share, resulting in gross proceeds of $50 million.

•

During second quarter 2019, Waitr developed a strategic “Path to Profitability” initiative with the intent of strengthening the business through realizing synergies from the Bite Squad combination and aligning the teams and cost structure of the combined organization under one set of guiding principles and objectives. This initiative will continue through 2019 and into 2020 with the expectation of improved annual operating cash flows in excess of $10 million.

•

After consideration of recent interest expressed in the Company as a result of its dominant position in core small to medium sized markets, along with a consolidating landscape in the industry as recently announced transactions from other companies in the restaurant delivery space would indicate, Waitr recently commenced a review to explore and evaluate potential strategic alternatives to enhance shareholder value. These alternatives could include, among others, continuing to execute the Company's business plan, including an increased focus on certain standalone strategic initiatives, the disposition of certain assets, a strategic business combination, a transaction that results in private ownership or a sale of the Company, or some combination of these. The Company has engaged Evercore and Jefferies as financial advisors to assist the Board with its strategic alternatives review.

[1]

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net loss to Adjusted EBITDA is included in the accompanying financial data. See also “Non-GAAP Financial Measure,” included herein.

[2]	Gross Food Sales represents food and beverage receipts, plus taxes, prepaid gratuities and diner fees.

Full Year 2019 Outlook

“Given delays in the roll-out of our planned revenue initiatives, the additional time needed to integrate the Bite Squad merger, as well as current competitive dynamics, we are lowering our full year 2019 revenue guidance to a range of $210 to $220 million,” concluded Price.

Second Quarter 2019 Earnings Conference Call

The Company will host a conference call to discuss second quarter 2019 financial results today at 5:00 p.m. ET. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com. The call can also be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13691971. That replay will be available until Thursday, August 15, 2019.

About Waitr Holdings Inc.

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Waitr, along with recently acquired food delivery company Bite Squad, connect local restaurants to hungry diners in underserved U.S. markets. Together they are the most convenient way to discover, order and receive great food from the best local restaurants and national chains. As of June 30, 2019, Waitr and Bite Squad operated in small and medium sized markets in the United States in over 700 cities.

Non-GAAP Financial Measure

Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We define Adjusted EBITDA as net loss adjusted to exclude interest expense, income taxes, depreciation and amortization, acquisition and restructuring costs, stock-based compensation expense, impairments of intangible assets and gains and losses associated with derivatives and debt extinguishments and when applicable, other expenses that do not reflect our core operations. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measure/Adjusted EBITDA” below for a reconciliation of net loss to Adjusted EBITDA for the three and six months ended June 30, 2019 and 2018.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K, filed with the SEC on March 15, 2019, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Contacts:

Investors

WaitrIR@icrinc.com

or

Media

WaitrPR@icrinc.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUE	$51,342	$16,160	$99,374	$28,569
COSTS AND EXPENSES:
Operations and support (1)	39,698	11,918	75,881	21,034
Sales and marketing (1)	15,339	2,805	25,662	5,169
Research and development	2,149	609	4,089	1,197
General and administrative (1)	12,380	7,842	31,298	11,355
Depreciation and amortization	4,824	276	8,940	502
Impairment of intangible assets	—	—	18	—
Loss on disposal of assets	10	—	15	8
TOTAL COSTS AND EXPENSES	74,400	23,450	145,903	39,265
LOSS FROM OPERATIONS	(23,058)	(7,290)	(46,529)	(10,696)
OTHER EXPENSES (INCOME) AND LOSSES (GAINS), NET
Interest expense	2,190	290	3,795	462
Interest income	(241)	—	(580)	(1)
Gain on derivatives	—	(165)	—	(327)
Other income	(123)	(39)	(173)	(38)
NET LOSS BEFORE INCOME TAXES	(24,884)	(7,376)	(49,571)	(10,792)
Income tax expense (benefit)	(32)	23	30	34
NET LOSS	$(24,852)	$(7,399)	$(49,601)	$(10,826)
LOSS PER SHARE:
Basic and diluted	$(0.32)	$(0.74)	$(0.70)	$(1.08)
Weighted average common shares outstanding – basic and diluted	72,416,614	9,997,815	68,492,911	10,023,853

(1) Certain prior period amounts have been reclassified to conform to the current period’s presentation. The Company has revised the classification of certain employee-related wages and payroll taxes associated with such wages to better align the statement of operations line items with departmental responsibilities and management of operations.

KEY BUSINESS METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Active Diners (as of period end)	2,362,290	678,818	2,362,290	678,818
Average Daily Orders	55,728	20,724	54,269	18,858
Gross Food Sales (dollars in thousands)	$183,042	$65,687	$353,445	$119,813
Average Order Size (in dollars)	$36.09	$35.22	$35.98	$35.30

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30,	December 31,
	2019	2018 (1)
ASSETS
CURRENT ASSETS
Cash	$72,827	$209,340
Accounts receivable, net	7,149	3,687
Capitalized contract costs, current	2,601	1,869
Prepaid expenses and other current assets	9,673	4,548
TOTAL CURRENT ASSETS	92,250	219,444
Property and equipment, net	4,511	4,551
Capitalized contract costs, noncurrent	1,191	827
Goodwill	225,946	1,408
Intangible assets, net	96,863	261
Other noncurrent assets	539	61
TOTAL ASSETS	$421,300	$226,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
CURRENT LIABILITIES
Accounts payable	$2,188	$1,827
Restaurant food liability	7,537	208
Accrued payroll	8,294	3,055
Short-term loan	5,032	658
Deferred revenue, current	3,472	3,314
Income tax payable	—	25
Other current liabilities	12,597	4,508
TOTAL CURRENT LIABILITIES	39,120	13,595
Long-term debt	118,364	80,985
Accrued workers’ compensation liability	603	908
Deferred revenue, noncurrent	1,048	1,356
Other noncurrent liabilities	287	217
TOTAL LIABILITIES	159,422	97,061
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	8	5
Additional paid in capital	382,402	200,417
Accumulated deficit	(120,532)	(70,931)
TOTAL STOCKHOLDERS’ EQUITY	261,878	129,491
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$421,300	$226,552

(1)	Certain prior period amounts have been reclassified to conform to the current period’s presentation.

NON-GAAP FINANCIAL MEASURE

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
NET LOSS	$(24,852)	$(7,399)	$(49,601)	$(10,826)
Interest expense	2,190	290	3,795	462
Income taxes	(32)	23	30	34
Depreciation and amortization	4,824	276	8,940	502
Stock-based compensation	2,549	1,136	4,612	2,242
Gain on derivatives	—	(165)	—	(327)
Impairment of intangible assets	—	—	18	—
Business combination related expenditures	7	3,603	6,956	3,603
Costs associated with reduction in force	368	—	368	—
ADJUSTED EBITDA	$(14,946)	$(2,236)	$(24,882)	$(4,310)